UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FORMA THERAPEUTICS HOLDINGS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FORMA THERAPEUTICS HOLDINGS, INC.

500 Arsenal Street, Suite 100

Watertown, MA 02472

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To be held June 17, 2021

Notice is hereby given that the 2021 Annual Meeting of Stockholders, or Annual Meeting, of Forma Therapeutics Holdings, Inc., will be held online on June 17, 2021 at 2 p.m. Eastern Time. The safety of our stockholders is important to us, and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year’s Annual Meeting will be held virtually. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/FMTX2021, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials being mailed to you separately in order to attend the Annual Meeting. The purpose of the Annual Meeting is the following:

1.

To elect two class I directors, Selwyn M. Vickers, M.D. and Wayne A.I. Frederick, M.D., to our board of directors, to serve until the 2024 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting; and

The proposal for the election of directors relates solely to the election of two class I directors nominated by the board of directors.

Only Forma Therapeutics Holdings, Inc. stockholders of record at the close of business on April 20, 2021, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Forma Therapeutics Holdings, Inc. is following the Securities and Exchange Commission’s “Notice and Access” rule that allows companies to furnish their proxy materials by posting them on the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of the accompanying proxy statement and our Annual Report for the fiscal year ended December 31, 2020, or 2020 Annual Report. We plan to mail the Notice on or about April 21, 2021, and it contains instructions on how to access both the 2020 Annual Report and accompanying proxy statement over the Internet. This method provides our stockholders with expedited access to proxy materials and not only lowers the cost of printing and distribution but also reduces the environmental impact of the Annual Meeting. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform.

Your vote is important. Whether or not you expect to attend the virtual meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card. Even if you have voted by proxy, you may still vote at the virtual meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By order of the Board of Directors,

/s/ Frank D. Lee
Frank D. Lee President and Chief Executive Officer

Watertown, MA

April 21, 2021

Page
PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS	3
GENERAL INFORMATION	3
PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS	7
PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS FORMA THERAPEUTICS HOLDINGS, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021	12
CORPORATE GOVERNANCE	14
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	31
PRINCIPAL STOCKHOLDERS	33
DELINQUENT SECTION 16(a) REPORTS	36
REPORT OF THE AUDIT COMMITTEE	37
HOUSEHOLDING	38
STOCKHOLDER PROPOSALS	38
OTHER MATTERS	38

i

FORMA THERAPEUTICS HOLDINGS, INC.

500 Arsenal Street, Suite 100

Watertown, MA 02472

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD June 17, 2021

This proxy statement contains information about the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of Forma Therapeutics Holdings, Inc., which will be held online on June 17, 2021 at 2 p.m. Eastern Time. The safety of our stockholders is important to us, and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year’s Annual Meeting will be held virtually. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/FMTX2021, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials being mailed to you separately in order to attend the Annual Meeting. The board of directors of Forma Therapeutics Holdings, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Forma,” “Forma Therapeutics,” the “Company,” “we,” “us,” and “our” refer to Forma Therapeutics Holdings, Inc. The mailing address of our principal executive offices is Forma Therapeutics Holdings, Inc., 500 Arsenal Street, Suite 100, Watertown, Massachusetts 02472.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We made this proxy statement and our 2020 Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2020, or the 2020 Annual Report, available to stockholders on or about April 21, 2021.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in June 2020; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 17, 2021:

This proxy statement and our 2020 Annual Report to Stockholders are available for viewing, printing and downloading at www.ProxyVote.com/.

A copy of this proxy statement and our 2020 Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Forma Therapeutics Holdings, Inc., 500 Arsenal Street, Suite 100, Watertown, Massachusetts 02472, Attention: Corporate Secretary. This proxy statement and our 2020 Annual Report are also available on the SEC’s website at www.sec.gov.

FORMA THERAPEUTICS HOLDINGS, INC.

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why are you holding a virtual Annual Meeting?

The safety of our stockholders is important to us and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management.

How do I attend and participate in the Annual Meeting online?

To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/FMTX2021 and use their control number provided in the proxy card to preregister to this website, and beneficial owners of shares held in street name will need to follow the same instructions. Registration will open 15 minutes prior to the meeting.

The live audio webcast of the Annual Meeting will begin promptly at 2 p.m. Eastern Time.

How can I get help if I have trouble checking in or listening to the meeting online?

There will be a support number available on the login page of the virtual meeting 15 minutes before the meeting begins for any shareholders having technical difficulties. The technical support line will not be able to provide control numbers, but will be able to assist with any technical issues.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 21, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of the 2021 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and the 2020 Annual Report to Stockholders, or 2020 Annual Report, will be made available to stockholders on the Internet on or about the same date. You will need the 16-digit control number included on the Notice to access these materials. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

Who is soliciting my vote?

Our Board of Directors, or the board of directors, is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 20, 2021.

How many votes can be cast by all stockholders?

There were 44,861,783 shares of our voting common stock, par value $0.001 per share, outstanding on April 20, 2021, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. None of our shares of preferred stock were outstanding as of April 20, 2021. As of April 20, 2021, there were 2,505,825 shares of non-voting common stock, par value $0.001 per share, outstanding. The shares of non-voting stock are not entitled to vote on the proposals presented at the Annual Meeting.

Who is entitled to vote?

Registered Stockholders. If shares of our voting common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our voting common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock on your own behalf at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Note you should also be receiving a voting instruction form for you to use from your broker. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•

By Internet. You may vote at www.ProxyVote.com, 24 hours a day, seven days a week. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the control number included on your proxy card.

•	During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/FMTX2021. You will need the control number included on your proxy card.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the control number included on your proxy card.

•

By Mail. You may vote by completing and mailing your proxy card. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes submitted through the mail must be received by June 16, 2021.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

You may revoke your proxy by (1) entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or via telephone, (2) attending and voting at the Annual Meeting online (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at Forma Therapeutics Holdings, Inc., 500 Arsenal Street, Suite 100, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the Delaware General Corporation Law, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Second Amended and

Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an Annual Meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2022 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 21, 2021. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTOR

Our board of directors currently consists of nine members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the Class I directors are Wayne A.I. Frederick, M.D., Paolo Paoletti, M.D. and Selwyn M. Vickers, M.D., and their terms will expire at the Annual Meeting;

•	the Class II directors are Peter Wirth, J.D. and Timothy P. Clackson, Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2022; and

•	the Class III directors are Marsha Fanucci, Peter Kolchinsky, Ph.D., Frank D. Lee., and Thomas G. Wiggans, and their terms will expire at the annual meeting of stockholders to be held in 2023.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two thirds (2/3) or more of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Wayne A.I. Frederick, M.D. and Selwyn M. Vickers, M.D. for election as a Class I director at the Annual Meeting. The nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors. Dr. Paoletti has notified the Board that he plans to resign from the Board immediately following completion of the annual meeting on June 17, 2021 and therefore will not stand for reelection.

Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates, or the Director Guidelines, provide that the value of diversity should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest. However, we do not have a formal policy concerning the diversity of the board of directors. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards. Although the nominating and corporate governance committee does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the board of directors, the nominating and corporate governance committee and the full board of directors are committed to creating a board of directors with diversity, including diversity of expertise, experience, background and gender, and are committed to identifying, recruiting and advancing candidates offering such diversity in future searches.

Nominee for Election as Class I Director

The following table identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and age as of April 20, 2021.

Name	Positions and Offices Held with Forma Therapeutics Holdings, Inc.	Director Since	Age
Wayne A.I. Frederick, M.D.	Director	2020	49
Selwyn M. Vickers, M.D.	Director	2021	61

Wayne A.I. Frederick, M.D. Dr. Frederick has been a member of our board of directors since July 2020. He currently serves on the board of directors of Humana Inc and Mutual of America. He is the President of Howard University, having held this position since July 2014. Prior to that Dr. Frederick served as Howard University’s Interim President (elected October 2013) after serving as Provost and Chief Academic Officer for more than a year. Following his post-doctoral research and surgical oncology fellowships at the University of Texas MD Anderson Cancer Center, Dr. Frederick began his academic career as Associate Director of the Cancer Center at the University of Connecticut. Upon his return to Howard University, his academic positions included Associate Dean in the College of Medicine, Division Chief in the Department of Surgery, Director of the Cancer Center and Deputy Provost for Health Sciences. He also earned a Master of Business Administration degree from Howard University’s School of Business in 2011. Dr. Frederick continues to operate and lectures to the medical students and residents of Howard University’s College of Medicine. Dr. Frederick is a fellow of the American College of Surgeons and belongs to numerous surgical organizations, including, the American Surgical Association. Dr. Frederick also serves on the board of directors of the U.S. Chamber of Commerce, Mutual of America Life Insurance Co. and Insulet Corp., in addition to a few other privately held companies and charitable organizations. We believe that Dr. Frederick’s exemplary career as a leader in medical research, healthcare academics and business administration qualifies him to serve on our board of directors.

Selwyn M. Vickers, M.D. Dr. Vickers has been a member of our board of directors since January 2021. He currently serves as Senior Vice President of Medicine and Dean of the School of Medicine at The University of Alabama at Birmingham (UAB). Dr. Vickers is also a practicing clinician and conducts research with a focus on pancreatic cancer. From October 2006 until October 2013, he served as the Jay Phillips Professor and Chair of the Department of Surgery at the University of Minnesota Medical School. Prior to that, Dr. Vickers directed the Section of Gastrointestinal Surgery at UAB from 2000 until 2006. Dr. Vickers currently serves on the board of directors of Alabama Power Company (NYSE: ALP.PRQ), a subsidiary of The Southern Company (NYSE: SO), and he is the chairman of the board of the University of Alabama Health Services Foundation. Dr. Vickers is a member of the National Academy of Medicine. He earned his B.A. and M.D. from Johns Hopkins University and completed surgical training there, including a chief residency and surgical oncology fellowship. We believe that Dr. Vickers is qualified to serve on our board of directors due to his medical and academic expertise.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The board of directors recommends voting “FOR” the election of Wayne A.I. Frederick, M.D. and Selwyn M. Vickers, M.D. as Class I directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2024.

Directors Continuing in Office

The following table identifies our directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 20, 2021.

Name	Positions and Offices Held with Forma Therapeutics Holdings, Inc.	Director Since	Class and Year in Which Term Will Expire	Age
Peter Wirth, J.D.	Chairman of the Board of Directors and Director	2012	Class II—2022	70
Frank D. Lee	President, Chief Executive Officer and Director	2019	Class III—2023	53
Timothy P. Clackson, Ph.D.	Director	2018	Class II—2022	55
Marsha Fanucci	Director	2014	Class III—2023	67
Peter Kolchinsky, Ph.D.	Director	2019	Class III—2023	44
Thomas G. Wiggans	Director	2020	Class III—2023	69

Class II Directors (Term Expires at 2022 Annual Meeting)

Peter Wirth, J.D. Mr. Wirth has served as chairman of our board of directors since November 2012. Mr. Wirth is a Venture Partner with Quan Capital Management, a global venture capital company investing in life sciences since August 2018. From November 2011 to April 2014, Mr. Wirth served as co-founder, president and director of Lysosomal Therapeutics, Inc., a privately-held biopharmaceutical company. Mr. Wirth was a senior executive at Genzyme Corporation from 1996 until its acquisition by Sanofi-Aventis in 2011, most recently serving as Executive Vice President, Legal and Corporate Development, Chief Risk Officer and Corporate Secretary. During his time at Genzyme, Mr. Wirth had senior management responsibility for the company’s legal function, corporate development function, molecular oncology division, polymer drug discovery and development division and enterprise risk management function. During the past five years, Mr. Wirth has serves as a member of the board of directors of publicly traded biopharmaceutical companies Zai Lab Limited, and as chairman of the board of directors of Syros Pharmaceuticals, Inc. Mr. Wirth served as the executive chairman of ZappRx, Inc. from August 2016 to May 2018,as a director of Aura Biosciences, Inc. from December 2013 to December 2017 and as a member of the board of directors of publicly traded Synageva Biopharma Corp. until June 2015. Mr. Wirth holds a B.A. from the University of Wisconsin-Madison and a J.D. from Harvard Law School. We believe that Mr. Wirth is qualified to serve on our board of directors due to his expertise in corporate governance and his experience in corporate strategy, product development and law in the biotechnology industry.

Timothy P. Clackson, Ph.D. Dr. Clackson has been a member of our board of directors since March 2018. From May 2018 to present, Dr. Clackson has served as President of Xilio Therapeutics, Inc., a privately held oncology company developing tumor-selective immunotherapies. Dr. Clackson also serves as a member of the board of directors of Elevation Oncology, Inc. From June 2010 to May 2017, Dr. Clackson served as President of Research and Development at ARIAD Pharmaceuticals, Inc. which was acquired by Takeda Pharmaceuticals in February 2017. Prior to that, he served as ARIAD’s Senior Vice President and Chief Scientific Officer from 2003, and in other roles from December 1994. During the past five years, Dr. Clackson served as a member of the board of directors of publicly-traded biotechnology company Spring Bank Pharmaceuticals, Inc. until November 2020. He holds a B.A. in biochemistry from the University of Oxford and a Ph.D. in biology from the University of Cambridge. We believe that Dr. Clackson is qualified to serve on our board of directors because of his decades of experience in the biotechnology industry.

Class III Directors (Term Expires at 2023 Annual Meeting)

Frank D. Lee Mr. Lee has served as our President and Chief Executive Officer since March 2019. Before joining the Company, Mr. Lee was formerly at Genentech, Inc., a member of the Roche Group, in varying roles since May 2006, most recently as Senior Vice President, Global Product Strategy and Therapeutic Area Head for

Immunology, Ophthalmology and Infectious Disease from June 2016 through February 2019 and as Vice President Sales and Marketing of the HER2/Breast Cancer franchise from September 2013 through May 2016. Prior to this, he was Vice President of the Oral Oncolytics franchise. During his 13-year tenure, he was responsible for driving development and commercial strategy for a broad portfolio of molecules in development, and for global product sales of more than $11 billion. Mr. Lee holds a B.E. in chemical engineering from Vanderbilt University and an M.B.A. in marketing and finance from the Wharton Graduate School of Business. We believe that Mr. Lee is qualified to serve as a member of our board of directors due to his extensive experience in drug development and commercialization for transformative medicines.

Marsha Fanucci Ms. Fanucci has been a member of our board of directors since October 2014. Since 2009, Ms. Fanucci has been an independent consultant for private and publicly traded biotechnology companies. From 2004 through 2009, she served as Senior Vice President and Chief Financial Officer of Millennium Pharmaceuticals, Inc., a biopharmaceutical company that was subsequently acquired by Takeda Pharmaceuticals. Ms. Fanucci serves on the board of directors of multiple public companies, including as chair of the board of directors of Cyclerion Therapeutics, Inc. and director of Alnylam Pharmaceuticals, Inc. and Syros Pharmaceuticals, Inc. Ms. Fanucci formerly served as a director of publicly traded companies Ironwood Pharmaceuticals, Inc. and Momenta Pharmaceuticals, Inc. .Ms. Fanucci holds a B.S. in pharmacy from West Virginia University and her M.B.A. from Northeastern University. We believe that Ms. Fanucci is qualified to serve on our board of directors due to her expertise with public and financial accounting matters and her experience leading financial organizations in biotechnology companies.

Peter Kolchinsky, Ph.D. Dr. Kolchinsky has been a member of our board of directors since December 2019. He is a founder and Managing Partner at RA Capital Management, L.P. Dr. Kolchinsky is active in both public and private investments in companies developing drugs, medical devices, diagnostics, and research tools. Dr. Kolchinsky has served as a member of the board of directors of various private and publicly traded companies, including Synthorx, Inc. from May 2018 to January 2020, Dicerna Pharmaceuticals, Inc. from July 2013 to December 2019, and G1 Therapeutics, Inc.from February 2015 to May 2017, and currently serves on the board of directors of WAVE Life Sciences, Ltd. and Therapeutics Acquisition Corp., where he serves as chairman and Chief Executive Officer. He also leads the firm’s engagement and publishing efforts, which aim to make a positive social impact and spark collaboration among healthcare stakeholders, including patients, physicians, researchers, policymakers, and industry. He served on the Board of Global Science and Technology for the National Academy of Sciences, is the author of “The Great American Drug Deal” and “The Entrepreneur’s Guide to a Biotech Startup,” and frequently writes and speaks on the future of biotechnology innovation. Dr. Kolchinsky holds a B.A. from Cornell University and a Ph.D. in Virology from Harvard University. We believe that Dr. Kolchinsky is qualified to serve on our board of directors due to his experience as a venture capitalist and his experience serving on the boards of various healthcare and life science companies.

Thomas G. Wiggans. Mr. Wiggans has been a member of our board of directors since September 2020. He currently serves on the board of directors of Annexon Biosciences, Inc., a privately-held biotechnology company. Mr. Wiggans has served on the boards of various industry organizations, educational institutions and private and public companies, including service on the boards of directors of Onyx Pharmaceuticals from March 2005 until its acquisition by Amgen in October 2013, Sangamo Biosciences from June 2008 until June 2012, Somaxon Pharmaceuticals, Inc. from June 2008 until May 2012, as chairman of the board of directors of Excaliard Pharmaceuticals, Inc. from October 2010 until its acquisition by Pfizer in December 2011, and as CEO and chairman of the board of directors of Dermira, Inc. from August 2010 until its acquisition by Eli Lilly in February 2020. From October 2007, Mr. Wiggans served as chairman of the board of directors of Peplin and in August 2008, he became its Chief Executive Officer, serving in these positions until Peplin’s acquisition by LEO Pharma in November 2009. Previously, Mr. Wiggans served as Chief Executive Officer of Connetics from 1994, and as chairman of the board of directors of Connetics from January 2006, and he served in these positions until December 2006 when Connetics was acquired by Stiefel. From 1992 to 1994, Mr. Wiggans served as President and Chief Operating Officer of CytoTherapeutics Inc., a biotechnology company. From 1980 to 1992, Mr. Wiggans served at Ares-Serono S.A. in various management positions including President of its U.S.

pharmaceutical operations and Managing Director of its U.K. pharmaceutical operations. Mr. Wiggans began his career with Eli Lilly and Company. In addition, Mr. Wiggans is a member of the board of directors of the Biotechnology Innovation Organization and is a member of the board of trustees of the University of Kansas Endowment Association. Mr. Wiggans holds a B.S. in pharmacy from the University of Kansas and an M.B.A. from Southern Methodist University. We believe that Mr. Wiggans’ depth of senior management experience and his track record of new product development and commercialization as well as his experience serving on the boards of directors of public and private companies in the life sciences industry, qualify him to serve on our board of directors.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS FORMA THERAPEUTICS HOLDINGS, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

Forma’s stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as Forma’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Ernst & Young LLP has served as Forma’s independent registered public accounting firm since 2016.

The audit committee is solely responsible for selecting Forma’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder approval is not required to appoint Ernst & Young LLP as Forma’s independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Forma and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Forma incurred the following fees from Ernst & Young LLP for the audit of the financial statements and for other services provided during the years ended December 31, 2020 and 2019.

	2020	2019
Audit fees (1)	$2,798,000	$670,067
Audit-Related fees (2)	$0	$0
Tax fees (3)	$240,171	$181,961
All other fees (4)	$0	$0

Total fees	$3,038,171	$852,028

(1)

Audit fees consist of fees billed for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with the Company’s securities offerings, including registration statements, responding to SEC comment letters, comfort letters and consents.

(2)	Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred in 2020 or 2019.
(3)	Tax Fees consist of fees for tax compliance, advice and tax planning and includes fees for tax return preparation.
(4)	There were no other fees incurred in 2020 or 2019.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2020 and 2019 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as Forma Therapeutics Holdings, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.

•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Nominees should have skills that are complementary to those of the existing board.

•	Nominees should have the ability to assist and support management and make significant contributions to the Company’s success.

•

Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Forma Therapeutics Holdings, Inc., 500 Arsenal Street, Suite 100, Watertown, MA 02472, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Our common stock is listed on The Nasdaq Global Market. Under the Nasdaq listing rules, independent directors must comprise a majority of a listed company’s board of directors within twelve months from the date of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent within twelve months from the date of listing. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (2) be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2021, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that all members of the board of directors, except Frank D. Lee, are independent directors, including for purposes of Nasdaq and the SEC rules. In making that determination, our board of directors considered the relationships that each director has with us and all other facts and circumstances the board of directors deemed relevant in determining independence, including the potential deemed beneficial ownership of our capital stock by each director and respective affiliations, including non-employee directors that are affiliated with certain of our major stockholders. We expect that the composition and functioning of our board of directors and each of our committees will continue to comply with all applicable requirements of Nasdaq and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers. Frank D. Lee is not an independent director under these rules because he is currently employed as the chief executive officer and president of our company.

Board Diversity

Although the board of directors does not have a formal policy regarding diversity, the nominating and corporate governance committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the board of directors. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The nominating and corporate governance committee assess the effectiveness of this approach as part of its review of the board of directors’ composition as well as in the course of the board of directors’ and nominating and corporate governance committee’s self-evaluation.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which operate pursuant to a charter adopted by our board of directors. We believe that the composition and functioning of all of our committees comply with the applicable requirements of Nasdaq, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations that are applicable to us. We intend to comply with future requirements to the extent they become applicable to us.

The full text of our audit committee charter, compensation committee charter and nominating and corporate governance charter is posted on the investor relations portion of our website at www.formatherapeutics.com/. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it a part of this prospectus.

Audit Committee

Wayne A.I. Frederick, M.D., Selwyn M. Vickers, M.D., Peter Wirth, J.D. and Marsha Fanucci serve on the audit committee, which is chaired by Ms. Fanucci. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Ms. Fanucci as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2020, the audit committee met 11 times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting and enterprise-wide risk management;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•

monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Peter Wirth, J.D., Timothy P. Clackson, Ph.D. and Thomas G. Wiggans serve on the compensation committee, which is chaired by Mr. Wirth. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2020, the compensation committee met 12 times. The compensation committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation (i) reviewing and recommending to our board of directors the cash compensation of our Chief Executive Officer and (ii) reviewing and recommending to our board of directors grants and awards to our Chief Executive Officer under equity-based plans;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and recommending to the board of directors the compensation of our directors;

•	preparing our compensation committee report if and when required by SEC rules;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if and when required, to be included in our annual proxy statement; and

•	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Nominating and Corporate Governance Committee

Peter Wirth, J.D., Marsha Fanucci and Peter Kolchinsky, Ph.D. serve on the nominating and corporate governance committee, which is chaired by Dr. Kolchinsky. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2020, the nominating and corporate governance committee met three times. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board of directors a set of corporate governance guidelines;

•	overseeing the evaluation of our board of directors;

•	retaining or terminating search firms to assist in identifying director candidates, and approve of any search firm’s fees and retention terms; and

•	reviewing with the board of directors corporate succession plans for the Chief Executive Officer and other key officers.

The nominating and corporate governance committee considers candidates for board of directors membership suggested by its members and the chief executive officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full board of directors met 11 times during 2020. During 2020, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. We did not hold an annual meeting of stockholders in 2020.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors, employees, consultants and designated contractors. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Compensation Committee Interlocks and Insider Participation

During fiscal 2020, Peter Wirth, J.D., Timothy P. Clackson, Ph.D. and Thomas G. Wiggans were the only members of our compensation committee. None of the members of our compensation committee is, or has at any time during the prior three years been, one of our officers or employees. None of our executive officers currently serve, or have in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee.

Code of Business Conduct and Ethics

Our board of directors adopted a Code of Business Conduct and Ethics in connection with our initial public offering in June 2020. The Code of Business Conduct and Ethics applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), agents and representatives, including directors and consultants.

We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics on our website identified below. The full text of our Code of Business Conduct and Ethics is posted on our website at www.formatherapeutics.com. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus, and you should not consider that information a part of this prospectus.

Board Leadership Structure and Board’s Role in Risk Oversight

Peter Wirth, J.D. is the current chairman of our board of directors. We believe that separating the positions of chief executive officer and chairperson of the board of directors allows our chief executive officer to focus on our day-to-day business, while allowing a chairperson of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. While our amended and restated bylaws and corporate governance guidelines do not require that our chairperson and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Forma Therapeutics Holdings, Inc.

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors or the chairman of our nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Forma Therapeutics Holdings, Inc.

500 Arsenal Street, Suite 100

Watertown, MA 02472

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Forma’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Forma’s legal counsel, with independent advisors, with non-management directors, or with Forma’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Forma Therapeutics regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Forma Therapeutics has also established a toll-free telephone number for the reporting of such activity, which is (844) 395-9323.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our board of directors and received compensation for such service during fiscal year 2020. Other than as set forth in the table below, we did not pay any compensation, make any additional equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in fiscal year 2020. Directors who also serve as employees received no additional compensation for their service as directors. During fiscal year 2020, Mr. Lee, our President and Chief Executive Officer, was a member of our board of directors, as well as an employee, and received no additional compensation for his services as a director. See the section titled “2020 Summary Compensation Table” for more information about his compensation in fiscal year 2020.

2020 Director Compensation Table

NAME	FEES EARNED OR PAID IN CASH ($)	OPTION AWARDS ($) (1)(2)	TOTAL ($)
Timothy P. Clackson, Ph.D.	47,500	317,837	365,337
Marsha Fanucci	54,500	317,837	372,337
Michael Foley, Ph.D. (3)	20,000	—	20,000
Steven E. Hall, Ph.D. (4)	3,523	222,098	225,621
Peter Kolchinsky, Ph.D.	26,500	222,098	248,598
Paolo Paoletti, M.D. (5)	42,500	317,837	360,337
Michal Silverberg (6)	—	—	—
Wayne A.I. Frederick, M.D. (7)	20,226	566,179	586,405
Peter Wirth, J.D.	95,750	317,837	413,587
Thomas G. Wiggans (8)	14,093	637,694	651,787
Selwyn M. Vickers, M.D. (9)	—	—	—

(1)

The amounts reported represent the aggregate grant date fair value of the stock options awarded to our non-employee directors during fiscal year 2020, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 13 of our consolidated financial statements included elsewhere in this Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our directors upon the exercise of the stock options or any sale of the underlying shares of common stock.

(2)

Each of Dr. Clackson, Ms. Fanucci, Dr. Paoletti, and Mr. Wirth received a stock option to purchase 28,053 shares of our common stock, with such shares fully vesting upon their respective continued service to us through February 12, 2021. Each of Dr. Clackson, Ms. Fanucci, Dr. Paoletti, Mr. Kolchinsky, Mr. Hall and Mr. Wirth, in connection with our initial public offering, also received a stock option to purchase 17,533 shares of our common stock, with such shares fully vesting upon their respective continued service to us through June 18, 2021. Additionally, in connection with their appointment to the board, Mr. Wiggans and Dr. Frederick received a stock option to purchase 25,000 shares of our common stock with 33.3% of the shares vesting on the first anniversary of the applicable vesting commencement date, and the remaining 66.7% of the shares vesting in 24 equal monthly installments thereafter, subject to their continued service to us through each such vesting date.

(3)	Dr. Foley resigned from our Board in June 2020.
(4)	Dr. Hall resigned from our Board in July 2020.
(5)	Dr. Paoletti intends to resign from our Board in June 2021.
(6)	Ms. Silverberg resigned from our board immediately prior to our initial public offering.
(7)	Dr. Frederick was appointed to our Board in July 2020.

(8)	Mr. Wiggans was appointed to our Board in September 2020.
(9)	Dr. Vickers was appointed to our Board in January 2021 and did not receive any compensation from us in fiscal year 2020.

As of December 31, 2020, Dr. Clackson held stock options to purchase 68,963 shares of our common stock and 1,574 unvested shares of common stock; Ms. Fanucci, Dr. Paoletti, and Mr. Wirth each held stock options to purchase 59,612 shares of our common stock; Dr. Kolchinsky held an option to purchase 17,533 shares of our common stock; and Dr. Frederick and Mr. Wiggans each held an option to purchase 25,000 shares of our common stock. Dr. Foley, Dr. Hall, Ms. Silverberg, and Dr. Vickers did not have any outstanding equity awards as of December 31, 2020.

Board of Director Agreements Prior to our Initial Public Offering

Timothy P. Clackson, Ph.D.

Pursuant to the board of directors agreement we entered into with Dr. Clackson on March 14, 2018, in consideration for his services as a non-employee director, Dr. Clackson was entitled to receive an annual fee of $50,000, of which $40,000 was for general services as a member of the board of directors and $10,000 was for his services as chair of the research and development committee of the board of directors. Additionally, his agreement provided him with an initial equity award.

Marsha Fanucci

Pursuant to the board of directors agreement we entered into with Ms. Fanucci on October 13, 2014, in consideration for her services as a non-employee director, Ms. Fanucci was entitled to receive an annual fee of $50,000, of which $40,000 was for her general services as a member of the board of directors and $10,000 was for her services as chair of the audit committee.

Michael Foley, Ph.D.

Pursuant to the amended and restated board of directors agreement we entered into with Dr. Foley on September 2, 2014, in consideration for his services as a non-employee director, Dr. Foley was entitled to receive an annual fee of $40,000 for his services as a member of the board of directors.

Paolo Paoletti, M.D.

Pursuant to the board of directors agreement we entered into with Dr. Paoletti on April 3, 2015, in consideration for his services as a non-employee director, Dr. Paoletti was entitled to receive an annual fee of up to $50,000, of which $40,000 was for general services as a member of the board of directors and $10,000 was for services as former chair of the research and development committee of the board of directors.

Peter Wirth, J.D.

Pursuant to the board of directors agreement we entered into with Mr. Wirth on November 1, 2012, in consideration for his services as chairperson of the board of directors, Mr. Wirth was entitled to receive an annual fee of $100,000 and certain shares of stock in our predecessor entities.

Non-Employee Director Compensation Policy

In connection with our initial public offering, we implemented a formal policy, which we amended and restated in July 2020, pursuant to which our non-employee directors are eligible to receive the following cash retainers:

Annual Retainer for Board Membership
Annual service on the board of directors	$40,000
Additional Annual Retainer for Committee Membership
Annual service as member of the audit committee (other than chair)	$7,500
Annual service as chair of the audit committee	$15,000
Annual service as member of the compensation committee (other than chair)	$5,000
Annual service as chair of the compensation committee	$10,000
Annual service as member of the nominating and corporate governance committee (other than chair)	$4,000
Annual service as chair of the nominating and corporate governance committee	$8,000
Annual service as member of the research and development committee (other than chair)	$5,000
Annual service as chair of the research and development committee	$10,000
Additional Annual Retainer for Non-Executive Chairman of the Board
Annual service as chairman of the board of directors	$30,000

Our policy also provided that, upon initial election to our board of directors, each non-employee director will be granted an option to purchase 42,080 shares of our common stock, referred to herein as the Initial Grant. Furthermore, our policy provided that, on the date of each of our annual meeting of stockholders, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual option to purchase 17,533 shares of our common stock, referred to herein as the Annual Grant.

In July 2020, we amended our policy to reduce the number of shares of our common stock underlying the Initial Grants and Annual Grants to 25,000 shares and 12,500 shares, respectively. Each Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to such director’s continued service to us through the applicable vesting date. With respect to the Initial Grants, 33.3% of the shares subject to each Initial Grant will vest on the first anniversary of the applicable vesting commencement date, and the remaining 66.7% of the shares subject to each Initial Grant will vest in 24 equal monthly installments thereafter, subject to such director’s continued service to us through the applicable vesting dates. Such awards are subject to full accelerated vesting upon the sale of the Company, subject to such director’s continued service to us through the date of such sale.

Employee directors will receive no additional compensation for their service as a director. We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

EXECUTIVE OFFICERS

The following table identifies our executive officers, and sets forth their current positions at Forma Therapeutics and their ages as of April 20, 2021.

Name	Position Held with Forma Therapeutics Holdings, Inc.	Officer Since	Age
Frank D. Lee	President, Chief Executive Officer and Director	2019	53
David N. Cook, Ph.D.	Senior Vice President, Chief Scientific Officer	2020	63
Patrick Kelly, M.D.	Senior Vice President, Chief Medical Officer	2019	56
Jeannette Potts, Ph.D., J.D.	Senior Vice President, General Counsel & Corporate Secretary	2019	59
Todd Shegog.	Senior Vice President, Chief Financial Officer	2019	56
Mary Wadlinger	Senior Vice President, Corporate Affairs and Chief Human Resources Officer	2014	61

You should refer to “Class III Directors” above for information about our Chief Executive Officer and President, Frank D. Lee. Biographical information for our other executive officers, as of April 20, 2021, is set forth below.

David N. Cook, Ph.D. Dr. Cook has served as our Chief Scientific Officer since April 2020. Before joining the Company, Dr. Cook served as an independent consultant on product strategy at David N. Cook Consulting, a biopharmaceutical consulting firm, from March 2019 through March 2020 and as Executive Vice President of Research and Development and Chief Scientific Officer of Seres Therapeutics, Inc., a biotechnology company, from October 2012 through March 2019. From February 2010 to October 2012, Dr. Cook was the Chief Operating Officer at the International AIDS Vaccine Initiative, a global not-for-profit, research and development organization focused on the development of a safe and accessible vaccine for HIV. As Chief Operating Officer, Dr. Cook acted as the head of operations, overseeing seven international offices and research facilities. Dr. Cook holds an A.B. from Harvard College and his Ph.D. in Chemistry from the University of California, Berkeley.

Patrick Kelly, M.D. Dr. Kelly has served in varying roles at the Company since March 2016, most recently as our Senior Vice President and Chief Medical Officer since August 2019, and previously as our Vice President, Clinical Development from April 2018 through August 2019 and as our Head of Transitional Medicine from March 2016 through March 2018. Before joining the Company, Dr. Kelly served as Senior Medical Director of Early Development at Takeda Oncology, the global oncology business unit of Takeda Pharmaceutical Company Limited, from December 2014 through March 2016, and from August 2011 until November 2014 served as Vice President of Clinical Development at Infinity Pharmaceuticals, Inc. From July 1997 to May 2006, Dr. Kelly was a faculty member at St. Jude Children’s Research Hospital and at Cincinnati Children’s Hospital. Dr. Kelly holds a B.S. in Biology from Loyola College and a M.D. from the University of Maryland School of Medicine.

Jeannette Potts, Ph.D., J.D. Dr. Potts has served as our Senior Vice President, General Counsel and Corporate Secretary since September 2019. Before joining the Company, Dr. Potts served in various roles at the U.S. headquarters of Takeda Pharmaceuticals Company Limited, most recently as Vice President, Head Counsel, Research and Development from March 2019 through August 2019, and as Vice President, Legal, Head, Global Research and Development Legal Practice Group from March 2015 through March 2019 and Vice President, Legal from March 2013 to March 2015. Dr. Potts holds a B.A. in biology from Smith College, a Ph.D. in anatomy and cell biology from the University of Virginia and a J.D. cum laude from Suffolk University.

Todd Shegog Mr. Shegog has served as our Senior Vice President and Chief Financial Officer since September 2019. Before joining the Company, Mr. Shegog served as Chief Financial Officer of the publicly traded company

Synlogic, Inc. from September 2016 through September 2019. From April 2014 to August 2016, he served as the Senior Vice President and Chief Financial Officer of FORUM Pharmaceuticals, Inc. Prior to Forum, he was Senior Vice President, Finance and Chief Financial Officer of Millennium Pharmaceuticals, Inc., The Takeda Oncology Company from 2008 to March 2014. Mr. Shegog also serves as a member of the board of directors of Cogent Biosciences, Inc. Mr. Shegog holds a B.S. in electrical engineering from Lafayette College and an M.B.A. in finance from the Tepper School of Business at Carnegie Mellon University.

Mary E. Wadlinger Ms. Wadlinger has served in varying roles at the Company since September 11, 2014, most recently as our Senior Vice President, Corporate Affairs and Chief Human Resources Officer since June 2019 and previously as our Senior Vice President, Chief Human Resources Officer from September 2014 through May 2019. Before joining the Company, Ms. Wadlinger served as Vice President, Human Resources at Millennium Pharmaceuticals, Inc., The Takeda Oncology Company from January 2003 to July 2014. Before entering the biotech sector, she served as Vice President, Human Resources and Customer Relations for a start-up consumer goods internet retailer and began her career in financial and operational auditing and reengineering. Ms. Wadlinger holds a B.S. in finance from the University of Maine Business School.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or in which any such person has a material interest adverse to us.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2020 are:

•	Frank D. Lee, our President and Chief Executive Officer;

•	Patrick Kelly, M.D., our Senior Vice-President and Chief Medical Officer; and

•	Todd Shegog, our Senior Vice President and Chief Financial Officer.

2020 Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated.

	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Frank D. Lee	2020	575,155	775,000	3,603,011	487,481	584,987	6,025,634
President and Chief Executive Officer (5)	2019	442,308	—	2,402,332	303,253	276,460	3,424,353

Patrick Kelly, M.D.	2020	412,471	—	2,037,724	225,567	17,248	2,693,010
SVP and Chief Medical Officer	2019	389,886	100,000	230,429	234,753	16,800	971,868

Todd Shegog (6)	2020	406,969	57,500	1,338,914	224,781	17,600	2,045,764
SVP and Chief Financial Officer

(1)

The amounts reported herein for the 2020 fiscal year represent sign-on bonuses in the amount of $775,000 for Mr. Lee payable upon completion of one year of service to us and $57,500 for Mr. Shegog payable upon completion of 6 months of service to us. The amount reported herein for the 2019 fiscal year represents a retention bonus subject to continued employment to us through June 7, 2019 in the amount of $100,000 for Dr. Kelly.

(2)

The amounts reported represent the aggregate grant date fair value of the stock options awarded to our named executive officers during fiscal years 2019 and 2020, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 13 of our consolidated financial statements included elsewhere in this prospectus. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our named executive officers upon the exercise of the stock options or any sale of the underlying shares of common stock.

(3)	The amounts reported reflect annual bonuses earned by our named executive officers in fiscal year 2020 based on company and individual performance metrics.
(4)

The amounts reported include: (i) for Mr. Lee, an aggregate amount of $318,929 for a monthly travel stipend and relocation assistance, an amount of $248,459 to cover the tax gross-up for such costs, a 401(k) matching contribution and fitness-related reimbursements, and (ii) for each of Dr. Kelly and Mr. Shegog, a 401(k) matching contribution and fitness-related reimbursement.

(5)	Mr. Lee joined us in March 2019 as our President and Chief Executive Officer.
(6)	Mr. Shegog was not a named executive officer in 2019.

Narrative to 2020 Summary Compensation Table

Base salaries

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, approved by our board of directors, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For fiscal year 2020, the annual base salaries for each of Mr. Lee, Dr. Kelly, and Mr. Shegog were $575,000 (increased to $591,321 in January 2020), $400,000 (increased to $415,000 in January 2020 and increased to $432,000 in June 2020) and $415,000 (increased to $418,411 in January 2020), respectively.

Bonuses

During fiscal year 2020, our named executive officers were eligible for incentive compensation opportunities. The Company provided its executive officers with the opportunity to earn a cash bonus based upon achievement of both corporate and individual goals determined by the board of directors based on a target percentage of annual base salary. The target bonus for Mr. Lee was 55% of his base salary and the target bonus for both Dr. Kelly and Mr. Shegog was 37.7% of their respective base salaries.

Equity Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and may grant equity incentive awards to them from time to time. During fiscal year 2020, we granted stock options to purchase shares of our common stock to Mr. Lee, Dr. Kelly and Mr. Shegog, as described in more detail in the “Outstanding Equity Awards at Fiscal 2020 Year-End” table.

Perquisites

We generally do not provide perquisites to our executives, other than matching contributions to our 401(k) plan, reimbursements for certain travel and relocation expenses and certain other de minimis perquisites to our executive officers, including our named executive officers.

Forma Therapeutics, Inc. 401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual Internal Revenue Code limits. We also provide a 100% matching contribution on up to the first 6% of an employee’s contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Executive Employment Arrangements

In June 2020, we entered into new employment agreements with each of Mr. Lee, Dr. Kelly, and Mr. Shegog, which superseded each such named executive officer’s existing offer letter, change in control and severance agreement and change in control severance agreement, as applicable, and which became effective upon our initial public offering. The new employment agreements contain substantially similar terms that provide for Mr. Lee’s, Dr. Kelly’s and Mr. Shegog’s continued employment and set forth their annual base salary of $591,321, $432,000 and $418,411, respectively, the terms of their discretionary annual bonus, the at-will nature of their employment, certain expense reimbursements, the terms of severance payments payable upon certain terminations of employment and their eligibility to participate in our benefit plans generally.

As provided in his original employment agreement, Mr. Lee remained eligible to receive a monthly relocation stipend of $15,000 plus a quarterly tax gross-up on such amount until he relocated to the Boston area and a $500,000 relocation package at the time of his actual relocation to the Boston area (such amount includes a tax gross-up). In the event that Mr. Lee is terminated by us for “cause” or voluntarily terminates his employment other than for “good reason” (in each case, as defined in his employment agreement) within twelve (12) months of receiving the relocation package amount, Mr. Lee will be obligated to repay the entire amount of such applicable payment within thirty (30) days following his termination date. In the event that Mr. Lee voluntarily terminates his employment other than for good reason prior to March 27, 2021, Mr. Lee will be obligated to repay the entire special bonus amount of $775,000 that he received on March 27, 2020 within thirty (30) days following his termination date.

In the event that Mr. Lee, Dr. Kelly or Mr. Shegog’s service relationship with us is terminated without “cause” or for “good reason” (in each case, as defined in his or her employment agreement) within three months prior to, on, or within twelve months after the closing of a “change in control” (as defined in his or her employment agreement), such named executive officer will be entitled to the following severance benefits, subject to the named executive officer executing a separation agreement and it becoming effective, (i) a lump-sum payment equal to 1 times (or in the case of Mr. Lee, 1.5 times) of such named executive officer’s then-current base salary or the base salary in effect immediately prior to the change in control, if higher, (ii) a lump-sum payment in an amount equal to 1 times (or in the case of Mr. Lee, 1.5 times) of such named executive officer’s annual target bonus for the then-current year; (iii) immediate acceleration of all time-based stock options and other stock-based awards subject to time-based vesting held by such named executive officer, effective as of the later of the date of termination or the effective date of the separation agreement and release; and (iv) up to twelve months (or in the case of Mr. Lee, 18 months) of the employer portion of the COBRA premium amounts.

In the event that Mr. Lee, Dr. Kelly or Mr. Shegog’s service relationship with us is terminated without “cause” or for “good reason,” in each case, other than in connection with a change in control, such named executive officer will be entitled to the following severance benefits, subject to such executive executing a separation agreement and release and it becoming effective: (i) a lump-sum payment equal to twelve months of such named executive officer’s then-current base salary; (ii) a lump-sum payment in an amount equal to such named executive officer’s target bonus for the then-current year, prorated to reflect the amount of such target bonus he or she would have been entitled to receive for services performed through the applicable termination date; and (iii) up to twelve months of COBRA premium reimbursements.

Upon the occurrence of a change of control, all payments and benefits received by Mr. Lee, Dr. Kelly and Mr. Shegog in connection with a change of control that constitute “excess parachute payments” under Section 280G of the Code will be subject to a modified economic cutback treatment such that the “excess parachute payments” to be received by each such affected named executive officer will either be (i) paid in full or (ii) reduced below such named executive officer’s threshold amount under Code Section 280G in order to avoid triggering the excise tax that would otherwise be payable on such “excess parachute payment” amounts.

In addition, each of our named executive officers previously entered into our standard confidential information, non-competition, non-solicitation, and invention assignment agreement with us which continues to remain in effect and contains protections of confidential information, requires the assignment of inventions and contains other restrictive covenants.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Outstanding Equity Awards at Fiscal 2020 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of fiscal year 2020:

	OPTION AWARDS (1)					STOCK AWARDS
NAME	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Frank D. Lee	3/27/2019	296,781	381,576	5.05	11/20/2029	—	—
	11/21/2019	18,994	51,140	5.05	11/20/2029	—	—
	2/12/2020	—	748,100	5.43	2/12/2030	—	—
	6/18/2020	—	71,770	20.00	6/18/2030	—	—

Patrick Kelly, M.D.	1/1/2017	—	—	—	—	93	3,246
	11/6/2018	—	—	—	—	11,890	414,961
	11/21/2019	18,994	51,140	5.05	11/20/2029	—	—
	2/12/2020	—	140,268	5.43	2/12/2030	—	—
	6/18/2020	—	116,890	20.00	6/18/2030	—	—

Todd Shegog	9/23/2019	47,977	105,551	5.05	11/20/2029	—	—
	11/21/2019	3,165	8,524	5.05	11/20/2029	—	—
	2/12/2020	—	116,890	5.43	2/12/2030	—	—
	6/18/2020	—	70,134	20.00	6/18/2030	—	—

(1)

One-fourth of the shares subject to the stock option vest on the one year anniversary of the vesting commencement date, subject to the named executive officer’s continuous service relationship with us through such date. Thereafter, 1/48 of the shares subject to the stock option vest on a monthly basis following the one year anniversary of the vesting commencement date, subject to the named executive officer’s continuous service relationship with us through each applicable vesting date.

(2)

One-fourth of the shares subject to the award vest on the one year anniversary of the vesting commencement date, subject to the named executive officer’s continuous service relationship with us through such date. Thereafter, 1/48 of the shares subject to the award vest on a monthly basis following the one year anniversary of the vesting commencement date, subject to the named executive officer’s continuous service relationship with us through each applicable vesting date.

(3)

This column represents the market value of the shares underlying the restricted stock as of December 31, 2020, based on the closing price of our common stock, as reported on NASDAQ, of $34.90 per share on December 31, 2020.

Employee Benefits and Stock Plans

The following table provides information as of December 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities in first column)
Equity compensation plans approved by security holders (1)(2)	4,983,637	$8.62	(3)	2,936,862	(4)
Equity compensation plans not approved by security holders	0	$0		0

Total	4,983,637	$8.62		2,936,862

(1)	Includes the following plans: our 2019 Stock Incentive Plan, our 2020 Stock Option and Incentive Plan and our 2020 Employee Stock Purchase Plan.
(2)

As of December 31, 2020, a total of 3,436,632 shares of our common stock have been reserved for issuance pursuant to the 2020 Stock Option and Incentive Plan, which number excludes the 1,892,009 shares that were added to the plan as a result of the automatic annual increase on January 1, 2021. The 2020 Stock Option and Incentive Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the Compensation Committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2020 Stock Option and Incentive Plan and the 2019 Stock Incentive Plan will be added back to the shares of common stock available for issuance under the 2020 Stock Option and Incentive Plan. The Company no longer makes grants under the 2019 Stock Incentive Plan. As of December 31, 2020, a total of 367,545 shares of our common stock have been reserved for issuance pursuant to the 2020 Employee Stock Purchase Plan, which number excludes the 472,487 shares that were added to the plan as a result of the automatic annual increase on January 1, 2021. The 2020 Employee Stock Purchase Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by the lesser of (i) 735,090 shares of our common stock, (ii) 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or (iii) such lesser number of shares as determined by the Compensation Committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

(3)	Includes 4,941,537 shares of common stock issuable upon the exercise of outstanding options and 42,100 shares of common stock issuable upon the vesting of restricted stock units.
(4)	Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Non-Employee Director Compensation” in this proxy statement and the transactions described below, since January 1, 2020, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2019 and 2020) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Initial Public Offering

In June 2020, in connection with our initial public offering, we sold an aggregate of 15,964,704 shares of common stock, including the exercise in full by the underwriters of their option to purchase up to 2,082,352 additional shares of common stock at a public offering price of $20.00 per share. The aggregate gross proceeds to us from the offering were approximately $319.3 million, before deducting underwriting discounts and commissions and other offering expenses. The following table summarizes purchases of our shares of common stock by related persons in connection with our initial public offering:

STOCKHOLDER	SHARES OF COMMON STOCK	TOTAL PURCHASE PRICE
Entities Affiliated with RA Capital Management, L.P. (1)	4,000,000	$80,000,000.00

(1)

Information is based on a Form 4 filed by RA Capital Management, L.P. on June 24, 2020. Consists of (i) 3,741,488 shares of common stock purchased by RA Capital Healthcare Fund, L.P., or RA Capital Healthcare, and (ii) 258,512 shares of common stock purchased by RA Capital Nexus Fund, L.P., or RA Capital Nexus. Peter Kolchinsky, Ph.D., a member of our board of directors, is an affiliate of RA Capital Management, L.P., of which RA Healthcare and RA Nexus are affiliated funds. RA Capital Healthcare, RA Capital Nexus and Blackwell collectively hold more than 5% of our voting securities.

Follow-On Public Offering

In connection with our follow-on public offering in December 2020, an entity affiliated with Cormorant Global purchased 460,000 shares of our common stock at the public offering price per share of $45.25 for an aggregate purchase price of $20.8 million. Entities affiliated with Cormorant Global collectively hold more than 5% of our voting securities. The underwriting discount for the shares sold to such stockholders in the follow-on public offering was the same as the underwriting discount for the shares sold to the public.

Agreements with Stockholders

In connection with our Series D redeemable convertible preferred stock financing we entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our preferred stock and certain holders of our common stock. These stockholder agreements terminated upon the closing of our initial public offering in June 2020, except for the registration rights granted under our investors’ rights agreement, as more fully described in our Description of Securities, filed as Exhibit 4.4 to our Annual Report on Form 10-K, filed March 30, 2021.

Indemnification Agreements

In connection with our initial public offering in June 2020, we entered into new agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Policies for Approval of Related Party Transactions

Our board of directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. Prior to our initial public offering in June 2020, the material facts as to the related party’s relationship or interest in the transaction were disclosed to our board of directors prior to their consideration of such transaction, and the transaction was not considered approved by our board of directors unless a majority of the directors who are not interested in the transaction approved the transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the stockholders, who must approve the transaction in good faith.

In connection with this our initial public offering in June 2020, we adopted a written related party transactions policy that provides that such transactions must be approved by our audit committee. This policy became effective on the date on which the registration statement related to our initial public offering was declared effective by the SEC. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 20, 2021 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own greater-than-5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 47,367,608 shares of our voting and non-voting common stock outstanding as of April 20, 2021.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 20, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Forma Therapeutics Holdings, Inc., 500 Arsenal Street, Suite 100, Watertown, Massachusetts 02472.

	Shares beneficially owned
Name and address of beneficial owner (1)	Number	Percentage
> 5% Stockholders:
BlackRock, Inc. (2)	2,634,750	5.56%
Entities Affiliated with Cormorant Global (3)	2,836,636	5.99%
FMR LLC (4)	4,750,489	10.03%
Lilly Ventures Fund I LLC (5)	2,404,069	5.08%
Novartis Bioventures Ltd. (6)	2,991,705	6.32%
Entities Affiliated with RA Capital Management, L.P. (7)	9,011,651	19.02%

Named Executive Officers and Directors:
Frank D. Lee (8)	758,801	1.60%
Timothy P. Clackson, Ph.D. (9)	87,875	*
Marsha Fanucci (10)	112,144	*
Wayne A.I. Frederick, M.D.	—	—
Peter Kolchinsky, Ph.D.(11)	17,533	*
Paolo Paoletti, M.D. (12)	105,165	*
Thomas G. Wiggans	—	—
Peter Wirth (13)	187,277	*
Selwyn M. Vickers, M.D.	—	—
David N. Cook (14)	107,667
Patrick Kelly, M.D. (15)	172,407	*
Jeannette Potts, Ph.D., J.D. (16)	131,457	*
Todd Shegog (17)	153,349	*
Mary E. Wadlinger (18)	210,312	*
All executive officers and directors as a group (14 persons) (19)	2,043,987	4.32%

*	Represents beneficial ownership of less than one percent.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Forma Therapeutics Holdings, Inc., 500 Arsenal Street, Suite 100, Watertown, Massachusetts 02472.
(2)

Information herein is solely based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 2, 2021. The shares reported as being beneficially held by BlackRock, Inc. may be held by one or more of the following subsidiaries: BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., and BlackRock Fund Advisors. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

Information herein is solely based on a Schedule 13G/A filed by (i) Cormorant Global Healthcare Master Fund, LP, (ii) Cormorant Global Healthcare GP, LLC, (iii) Cormorant Private Healthcare Fund II, LP, (iv) Cormorant Private Healthcare GP II, LLC, (v) Cormorant Asset Management, LP and (vi) Bihua Chen with the SEC on February 16, 2021. Cormorant Global Healthcare GP, LLC and Cormorant Private Healthcare GP II, LLC serve as the general partners of the Cormorant Global Healthcare Master Fund, LP and Cormorant Private Healthcare Fund II, LP, respectively. Cormorant Asset Management, LP serves as the investment manager to the Cormorant Global Healthcare Master Fund, LP and Cormorant Private Healthcare Fund II, LP. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC, Cormorant Private Healthcare GP II, LLC and the general partner of Cormorant Asset Management, LP. Each of the Reporting Persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The address for each of the entities is 200 Clarendon Street, 52nd Floor, Boston Massachusetts 02116.

(4)

Information herein is solely based on a Schedule 13G/A filed by FMR LLC with the SEC on March 10, 2021. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of the entities and individuals listed above is 245 Summer Street, Boston, Massachusetts 02210.

(5)

Information herein is solely based on a Schedule 13G filed by Lilly Ventures Fund I LLC with the SEC on February 12, 2021. Consists of 2,404,069 shares of common stock held by Lilly Ventures Fund I, LLC. The address of Lilly Ventures Fund I, LLC is 333 N. Alabama St, Suite 350, Indianapolis, IN 46204.

(6)

Information herein is solely based on a Schedule 13G filed by Novartis Bioventures Ltd. with the SEC on February 1, 2021. The board of directors of Novartis Bioventures Ltd. has sole voting and investment control and power over such securities. None of the members of its board of directors has individual voting or investment power with respect to such securities and each disclaims beneficial ownership of such securities. Michal Silverberg, a member of our board of directors, is also an employee of a corporation that is affiliated with Novartis Bioventures Ltd. Ms. Silverberg disclaims beneficial ownership of the securities held by Novartis Bioventures Ltd., except to the extent of her pecuniary interest arising as a result of her employment by such affiliate of Novartis Bioventures Ltd. Novartis Bioventures Ltd. is a Swiss corporation and an indirect wholly-owned subsidiary of Novartis AG. The address of these entities is Lichtstrasse 35, CH-4056 Basel, Switzerland.

(7)

Information herein is solely based on a Schedule 13D filed by RA Capital Management, L.P. with the SEC on June 25, 2020. Consists of (i) 6,958,208 shares of common stock held by RA Capital Healthcare Fund, L.P., or RA Healthcare, (ii) 1,511,425 shares of common stock held by RA Capital Nexus Fund, L.P., or RA Nexus, and (iii) 542,018 shares held by Blackwell Partners LLC — Series A, or Blackwell. RA Capital Management, L.P., or the Adviser, is the investment adviser of the RA Healthcare, RA Nexus, and Blackwell. The general partner of the Adviser is RA Capital Management GP, LLC, or the Adviser GP, of which Peter Kolchinsky, Ph.D. and Rajeev Shah are the managing members. As such, the Adviser, the Adviser GP, Dr. Kolchinsky, and Mr. Shah may be deemed indirect beneficial owners of the shares held by RA Healthcare, RA Nexus, and Blackwell. The Adviser, the Adviser GP, Dr. Kolchinsky, and Mr. Shah expressly disclaim beneficial ownership over all shares held by RA Healthcare, RA Nexus, and Blackwell, except to the extent of their pecuniary interest therein, and disclaim any pecuniary interest in the shares held by the Blackwell. The business address for RA Capital Management is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(8)	Consists of (i) 97,750 restricted stock units and (ii) 1,744,236 shares subject to options held by Mr. Lee, of which 661,051 shares are vested and exercisable within 60 days of April 20, 2021.
(9)	Consists of (i) 23,590 shares of common stock and (ii) 68,963 shares subject to options held by Dr. Clackson, of which 64,285 shares are vested and exercisable within 60 days of April 20, 2021.
(10)	Consists of (i) 52,532 shares of common stock and (ii) 59,612 shares subject to options held by Ms. Fanucci, all of which are vested and exercisable within 60 days of April 20, 2021.
(11)	Consists of 17,533 shares subject to options held by Dr. Kolchinsky, all of which are vested and exercisable within 60 days of April 20, 2021.
(12)	Consists of (i) 45,553 shares of common stock and (ii) 59,612 shares subject to options held by Dr. Paoletti, all of which are vested and exercisable within 60 days of April 20, 2021.
(13)	Consists of (i) 127,665 shares of common stock and (ii) 59,612 shares subject to options held by Mr. Wirth, all of which are vested and exercisable within 60 days of April 20, 2021.
(14)	Consists of (i) 20,000 restricted stock units and (ii) 347,465 shares subject to options held by Dr. Cook, 87,667 of which are vested and exercisable within 60 days of April 20, 2021.
(15)

Consists of (i) 42,959 shares of common stock, (ii) 27,170 restricted stock units and (iii) 377,542 shares subject to options held by Dr. Kelly, of which 102,278 are vested and exercisable within 60 days of April 20, 2021.

(16)

Consists of (i) 3,400 shares of common stock, (ii) 23,630 restricted stock units and (iii) 347,590 shares subject to options held by Dr. Potts, 104,427 of which are vested and exercisable within 60 days of April 20, 2021.

(17)	Consists of (i) 28,500 restricted stock units and (ii) 402,491 shares subject to options held by Mr. Shegog, 124,849 of which are vested and exercisable within 60 days of April 20, 2021.
(18)

Consists of (i) 115,575 shares of common stock, (ii) 23,630 restricted stock units and (iii) 253,952 shares subject to options held by Ms. Wadlinger, 71,107 of which are vested and exercisable within 60 days of April 20, 2021.

(19)

Includes options to purchase 503,530 shares of common stock exercisable within 60 days of April 20, 2021 held by executive officers and directors, as described in notes eight (8) through eighteen (18) above.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due. During the year ended December 31, 2020, Steven Edward Hall, a former member of our board of directors, filed one Form 4 late with respect to a single stock option grant effected granted on June 18, 2020 in connection with our initial public offering.

Based solely on a review of reports furnished to us, or written representations from reporting persons, other than as disclosed above, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2020 by Section 16(a) under the Exchange Act. In making this statement, the Company has relied solely upon an examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company and the written representations of its reporting persons.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Forma’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Forma’s independent registered public accounting firm, (3) the performance of Forma’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Forma’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Forma’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of Forma Therapeutics Holdings, Inc. for the fiscal year ended December 31, 2020. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements of Forma Therapeutics be included in Forma’s 2020 Annual Report, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF FORMA THERAPEUTICS HOLDINGS, INC.

Marsha Fanucci, Chairperson
Wayne A.I. Frederick, M.D.
Selwyn M. Vickers, M.D.
Peter Wirth, J.D.

April 21, 2021

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Annual Report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Forma Therapeutics Holdings, Inc., 500 Arsenal Street, Suite 100, Watertown, Massachusetts 02472, Attention: Corporate Secretary, telephone: (617) 679-1970. If you want to receive separate copies of the proxy statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2021 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 21, 2021. However, if the date of the 2021 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2021 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Forma Therapeutics Holdings, Inc., 500 Arsenal Street, Suite 100, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2022 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 17, 2022 and no later than March 19, 2022. Stockholder proposals and the required notice should be addressed to Forma Therapeutics Holdings, Inc., 500 Arsenal Street, Suite 100, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

FORMA THERAPEUTICS HOLDINGS, INC.

500 ARSENAL ST., SUITE 100

WATERTOWN, MA 02472

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FMTX2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D35389-P51695                    KEEP THIS PORTION FOR YOUR RECORDS

  — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND   DATED.

FORMA THERAPEUTICS HOLDINGS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends voting “FOR” the election of Selwyn M. Vickers, M.D. and Wayne A.I. Frederick, M.D. Class I Directors, to serve for a three-year term ending at the annual meeting of shareholders to be held in 2024.

	☐	☐	☐
1. Election of Class I Directors
Nominees:
01) Selwyn M. Vickers, M.D. 02) Wayne A.I. Frederick, M.D.

The Board of Directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as Forma’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

					For	Against	Abstain
2. Ratification of the Appointment of Ernst & Young LLP as Forma Therapeutics Holdings, Inc.’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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D35390-P51695

FORMA THERAPEUTICS HOLDINGS, INC. Annual Meeting of Shareholders June 17, 2021 2:00 PM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Frank D. Lee and Todd Shegog, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of FORMA THERAPEUTICS HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 PM, EDT on June 17, 2021, virtually at www.virtualshareholdermeeting.com/FMTX2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side